Exhibit 99.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of YouthStream Media Networks, Inc. (the “Company”) for the quarterly period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jonathan V. Diamond, as Chairman and Chief Executive Officer of the Company, and Robert Weingarten, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his and her knowledge, respectively, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jonathan V. Diamond
Name:	Jonathan V. Diamond
Title:	Chairman & Chief Executive Officer
Date:	February 24, 2002

/s/ Robert Weingarten
Name:	Robert Weingarten
Title:	Chief Financial Officer
Date:	February 24, 2002